Exhibit 16.1

[PricewaterhouseCoopers LLP Letterhead]

March 26, 2004

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Commissioners:

We have read the statements made by Digital Insight Corporation (the “Company”) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated March 22, 2004. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/    PRICEWATERHOUSECOOPERS LLP